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                                                                  EXECUTION COPY

                                    GUARANTEE


              GUARANTEE, dated as of November 17, 2000 (this "Guarantee"), made by LORAL SPACE AND COMMUNICATIONS LTD., a Bermuda company (the "Guarantor") or "Loral"), in favor of BANK OF AMERICA, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the "Administrative Agent") for the several lenders (the "Lenders") from time to time parties to the Credit Agreement, dated as of November 17, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Loral Satellite, Inc., a Delaware corporation (the "Borrower"), the Lenders and Bank of America, National Association, as Administrative Agent for the Lenders.

                              W I T N E S S E T H:

              WHEREAS, pursuant to the Assignment, Amendment and Release Agreement, dated as of November 17, 2000 (the "Assignment Agreement"), among the Borrower, the Lenders, Loral SatCom Ltd., a Bermuda company ("SatCom"), the Guarantor, Loral Space and Communications Corporation, a Delaware corporation (together with its successors and assigns, "LSCC"), Globalstar, L.P., a Delaware limited partnership (together with its successors and assigns, "Globalstar"), and the Administrative Agent, the Lenders have agreed, subject to the terms and conditions set forth therein, to assign to the Borrower their rights under the Credit Agreement, dated as of August 5, 1999 (as amended, the "Globalstar Credit Agreement"), among Globalstar, the Lenders and Bank of America, as administrative agent;

              WHEREAS, Loral owns, directly or indirectly, all of the capital stock of the Borrower; and

              WHEREAS, it is a condition precedent to the effectiveness of the Assignment Agreement and to the obligation of the Lenders to make their respective Loans to the Borrower under the Credit Agreement that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Lenders;

              NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Assignment Agreement and to induce the Lenders to make their respective Loans to the Borrower under the Credit Agreement, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:
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              1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement. As used herein, the following terms shall have the following meanings:

              "Assignment Agreement": as defined in the recitals to this Guarantee.

              "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Guarantor within the meaning of Section 4001 of ERISA or is part of a group which includes the Guarantor and which is treated as a single employer under Section 414 of the Code.

              "Consolidated Net Worth": at any date, all amounts that would in conformity with GAAP, be included on a consolidated balance sheet of the Guarantor and its consolidated Subsidiaries under the stockholders' equity at such date.

              "Guarantee": this Guarantee, as amended, supplemented or modified from time to time.

              "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Guarantor in good faith.

              "Guarantor Obligations": as to the Guarantor, all of its obligations under this Guarantee and the other Loan Documents.

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              "Material Adverse Effect": a material adverse effect on (a) the business, assets, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries, taken as a whole, and which has a material adverse effect on the ability of the Guarantor to perform its obligations under this Guarantee or any other Loan Document or (b) the validity or enforceability of any of the Loan Documents or the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder. For purposes of the foregoing, changes in the business, assets, property or condition (financial or otherwise) of Globalstar or its Subsidiaries shall not be considered in determining whether a Material Adverse Effect has occurred.

              "Plan": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Guarantor or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              (b) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

              (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

              (d) For purposes of this Guarantee, the term "Lender" shall include any Affiliate of a lender which has entered into a Hedge Agreement with the Borrower if such Hedge Agreement is designated by the Borrower as a Hedge Agreement for purposes of this Guarantee and the term "Loan Document" shall include any such Hedge Agreement.

              2. Guarantee. (a) The Guarantor hereby, unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Lenders and their respective successors, indorsees, transferees and assigns (collectively, the "Secured Parties"), the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

              (b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or (in the case of a Lender, a Default shall have occurred and be continuing under the Credit Agreement) obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

              (c) The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability

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hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Guarantee for such purpose.

              3. Right of Set-off. The Administrative Agent and each Lender is hereby irrevocably authorized at any time and from time to time to the extent permitted by law without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against or on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

              4. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of set-off held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in accordance with the Collateral Agency Agreement.

              5. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations

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continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of set-off with respect thereto, may from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, any Notes, and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, Majority Lenders or Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

              6. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Borrower or the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any other Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to
(a) the validity, regularity or enforceability of the Credit Agreement, any Note, or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower, any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any

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Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Obligations.

              7. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

              8. Payments. The Guarantor hereby agrees that the Guarantor Obligations will be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at c/o Bank of America, National Association, Agency Administrative Services #5596, 1850 Gateway Boulevard, 5th Floor, Concord, California 94250.

              9. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into the Assignment Agreement and to induce the Lenders to make the Loans pursuant to the Credit Agreement, the Guarantor hereby represents and warrants to the Administrative Agent and to each Lender that:

              (a) Financial Condition. The audited consolidated balance sheets of the Guarantor as at December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended December 31, 1998 and December 31, 1999, reported on by and accompanied by an unqualified report from Deloitte & Touche, LLP, present fairly the consolidated financial condition of the Guarantor as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Guarantor as of September 30, 2000, and the related unaudited consolidated statements of income and cash flows for the six-month period ended on such date, present fairly the consolidated financial condition of the Guarantor as at such date, and the consolidated results of its operations and its consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).

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              (b) No Change. Since December 31, 1999 there has been no change in the business, operations, property or financial or other condition of the Guarantor that has or could reasonably be expected to have a Material Adverse Effect.

              (c) Corporate Existence; Compliance with Law. The Guarantor and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (d) Corporate Power; Authorization; Enforceable Obligations. The Guarantor has the corporate power and authority and the legal right to make, deliver and perform this Guarantee and the other Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Guarantee and the other Loan Documents to which it is a party. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee or any security interests created pursuant to this Guarantee, other than those which have been obtained or made and are in full force and effect. This Guarantee has been duly executed and delivered by the Guarantor. This Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

              (e) No Legal Bar. The execution, delivery and performance of this Guarantee will not violate any Requirement of Law or any Contractual Obligation applicable to the Guarantor or any of its Subsidiaries, except to the extent any such violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or Contractual Obligation.

              (f) No Material Litigation. Except as described in the Guarantor's Form 10-Q for the period ended September 30, 2000, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Guarantor, threatened by or against the Guarantor or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Guarantee or any of the other Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

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              (g) No Default. Neither the Guarantor nor any of its Subsidiaries
is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect.

              (h) Taxes. The Guarantor and its Subsidiaries have filed or caused to be filed all tax returns which to the knowledge of the Guarantor are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Guarantor, as the case may be, and other than those the non-payment of which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect); and no federal income tax liens have been filed and, to the knowledge of the Guarantor, no claims are being asserted with respect to any such taxes, fees or other charges, except any such claims which could not reasonably be expected to have a Material Adverse Effect.

              (i) Federal Regulations. The Guarantor is not engaged in the business of extending credit for the purpose of "purchasing" or "carrying" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

              (j) ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan which has resulted or could reasonably be expected to result in a liability to the Guarantor in excess of $10,000,000, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Neither the Guarantor nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Guarantor nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Guarantor or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, where such liability could, in the aggregate, reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in Reorganization or Insolvent.

              (k) Investment Company Act; Other Regulations. The Guarantor is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The Guarantor is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

              (l) Full Disclosure. All information heretofore furnished by the Guarantor to the Administrative Agent or any Lender for purposes of or in connection with this Guarantee or any transaction contemplated hereby is, and all such information hereafter furnished by the

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Guarantor to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Guarantor has disclosed to the Lenders in writing any and all facts which could reasonably be expected to have a Material Adverse Effect as of the Effective Date.

              The Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by the Guarantor on the date of each borrowing by the Borrower under the Credit Agreement on and as of such date of borrowing as though made hereunder on and as of such date, except to the extent they expressly relate to an earlier date.

              10. Maintenance of Consolidated Net Worth. The Guarantor hereby covenants and agrees that, so long as this Guarantee or any Commitment remains in effect, the Loans have not been paid in full or any amount is owing to any Lender, or the Administrative Agent hereunder, it shall not permit Consolidated Net Worth (computed without any reduction to losses arising from transactions with PanAmSat and ChinaSat disclosed in the Guarantor's Form 10-Q for the fiscal quarter ended September 30, 2000) at the end of any fiscal quarter to be less than $1,000,000,000.

              11. Preservation of Separate Corporate Existence. The Guarantor, from and after the Effective Date, shall comply with, and shall cause the Borrower and each of its Subsidiaries to take (or refrain from taking, as the case may be) such actions as shall be required to insure compliance with, subsection 5.14 of the Credit Agreement.

              12. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

              13. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or the Guarantor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, when deposited in the mails by certified mail, return receipt requested, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:

              (a) if to the Administrative Agent or any Lender, at its address or transmission number for notices provided in Section 9.2 of the Credit Agreement; and

              (b) if to the Guarantor, at its address or transmission number for notices set forth under its signature below.

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              The Administrative Agent, each Lender and each Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.

              14. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              15. Integration. This Guarantee and the other Loan Documents represent the agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

              16. Amendments in Writing; No Waiver; Cumulative Remedies. (a) Subject to subsection 9.1 of the Credit Agreement, none of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent.

              (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

              (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

              17. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

              18. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns. The Guarantor may not transfer any of its rights or obligations under this Guarantee without the written consent of each Lender.

              19. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

              20. Submission To Jurisdiction; Waivers. The Guarantor hereby irrevocably and unconditionally:

              (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

              (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

              (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth under its signature below or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

              (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

              (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

              21. Acknowledgments. The Guarantor hereby acknowledges that:

              (a) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Loan Documents;

              (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Guarantee or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Loan Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

              (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Loan Parties and the Lenders.

              22. WAIVERS OF JURY TRIAL. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

              IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.



                                         LORAL SPACE AND COMMUNICATIONS LTD.


                                         By:      /s/ Nicholas C. Moren
                                                  ------------------------------
                                                  Name:  Nicholas C. Moren
                                                  Title: Senior Vice President
                                                         and Treasurer

                                         Address for Notices:
                                         c/o Loral SpaceCom Corporation
                                         600 Third Avenue
                                         New York, New York 10016
                                         Attn:    General Counsel, Treasurer
                                                  and Assistant Treasurer
                                         Telex:
                                         Fax:




                                         BANK OF AMERICA, NATIONAL
                                         ASSOCIATION, as Administrative Agent


                                         By:      /s/ Steve Aronowitz
                                                  ------------------------------
                                                  Name:  Steve Aronowitz
                                                  Title: Managing Director